UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

EXACTUS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	001-38190	27-1085858
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5910 South University Blvd, C18-193

Greenwood Village, CO 80121

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 1-800-985-0515

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 15, 2021, the Board of Directors (the “Board”) of Exactus, Inc. (the “Company”), after discussion with management of the Company and the Company’s independent registered public accounting firm, RBSM LLP (“RBSM”), concluded that the Company’s previously issued unaudited condensed consolidated interim financial statements as of and for the fiscal periods ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 23, 2021 (the “Q2 2021 Form 10-Q”) should no longer be relied upon.

The condensed consolidated interim financial statements as of and for the fiscal periods ended June 30, 2021 included in the Q2 2021 Form 10-Q were not reviewed by RBSM in accordance with Article 10 of Regulation S-X prior to filing.

Subsequent to the filing of the Q2 2021 Form 10-Q, the Company identified the following material errors in the unaudited condensed consolidated interim financial statements included in the Q2 2021 Form 10-Q related to the accounting for and disclosure of a transaction between the Company and Quintel-MC, Incorporated, an entity owned by the Company’s Chairman of the Board and Chief Executive Officer (the “Related Party”):

●	The Company reported approximately $5.1 million in revenues for the three months ended June 30, 2021;

●	The reported revenues included a sale on June 30, 2021 of approximately $4.7 million of inventory to the Related Party in exchange for reducing the outstanding principal of a note payable between the Company and the Related Party (the “Transaction”);

●	The Transaction accounted for approximately 92% and 83% of the Company’s reported revenue for the three months and six months ended June 30, 2021, respectively;

●	The Company failed to disclose the Transaction as a related party transaction in the financial statements and notes thereto included in the Q2 2021 Form 10-Q; and

●	The Company has concluded that the Transaction should have been accounted for and disclosed as a transfer of assets in exchange for reduction of related party indebtedness rather than as income.

The Company’s condensed consolidated statement of cash flows for the six months ended June 30, 2021 also contains a number of material errors in the classification between operating, investing, financing and non-cash financing activities in connection with the Related Party transaction and other transactions.

Additionally, the Company is reviewing with RBSM a number of other identified errors in the unaudited condensed consolidated interim financial statements included in the Q2 2021 Form 10-Q related to the accounting and disclosure of right to use assets and related right to use liabilities, accounts payable and accrued expenses, operating expenses, and other income and expenses, and is evaluating their materiality.

Based on the foregoing determination, the Company intends to correct the material errors in the Company’s previously issued condensed consolidated interim financial statements as of and for the fiscal periods ended June 30, 2021 by filing an amendment to the Q2 2021 Form 10-Q as soon as practicable. The related disclosures in the Management’s Discussion and Analysis of Financial Condition and Results of Operations will also be modified.

The Chairman of the Board of Directors and Chief Executive Officer discussed the matters described in this Item 4.02 with representatives of RBSM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

Date:	September 16, 2021	By:	/s/ Leslie Buttorff
		Name:	Leslie Buttorff
		Title:	Chief Executive Officer